EXHIBIT 3.2(ii)

MONSANTO COMPANY

BYLAWS

As Amended Effective June 1~~58~~, 200~~78~~

Agent and Corporate Offices

1.     Registered Office; Registered Agent

     The registered office of Monsanto Company (the “Company”), shall be located in the State of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation of the Company (as the same may be amended from time to time, including by any Certificate of Designation, the “Certificate of Incorporation”) or otherwise determined by the Board of Directors. The registered agent of the Company at such address shall be as set forth in the Certificate of Incorporation or otherwise determined by the Board of Directors.

2.     Other

     The Company shall have its General Offices in the County of St. Louis, State of Missouri, and may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Company may require.

Shareowners’ Meetings

3.     Annual Meeting

     An annual meeting of shareowners shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the shareowners may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of shareowners.

4.     Business to be Conducted at Annual Meeting

     (a)     At an annual meeting of shareowners, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 8 of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareowner of the Company who is a shareowner of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw; clause (iii) shall be the exclusive means for a shareowner to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of stockholders.

     (b)     For any such business to be properly brought before an annual meeting by a shareowner pursuant to Section (a)(iii) of this Bylaw, notice in writing must be delivered or mailed to the Secretary and received at the General Offices of the Company, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareowner must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall ~~the public announcement of an~~ any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareowner’s notice as described above. Such shareowner’s notice shall set forth as to each matter the shareowner proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Company, the text of the proposed amendment); (ii) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of ~~the~~ such shareowner ~~proposing such business,~~ and ~~the name and address of the~~of such beneficial owner~~, if any, on whose behalf the proposal is made~~, (B) the class or series and number of shares of the Company’s stock which are, directly or indirectly, owned beneficially and of record, by such shareowner and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareowner or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareowner or beneficial owner has a right to vote any shares of any security of the Company, (E) any short interest of such shareowner or beneficial owner in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Company owned beneficially by such shareowner or beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareowner or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareowner or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareowner’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareowner and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such shareowner and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) ~~the class and number of shares of the Company’s stock which are owned beneficially and of record by such shareowner and by such beneficial owner, if any, on whose behalf the proposal is made; (iv)~~ any material interest of the shareowner, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such shareowner and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareowner; (v) a representation that the shareowner is a holder of record of stock of the Company, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the shareowner or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareowners in support of such proposal. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the ~~Securities Exchange Act of 1934, as amended (the “~~Exchange Act~~”)~~, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

     (c)     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to be considered pursuant to Section 4(a)(iii) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareowners to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 4 shall also govern what constitutes timely notice for purposes of Rule

14a-4(c) of the Exchange Act. ~~The foregoing notice requirements of this Section 4 shall be deemed satisfied by a shareowner if the shareowner has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareowner’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.~~

5.     Special Meetings

     Special meetings of shareowners, unless otherwise provided by the law of Delaware, may be called pursuant to resolution of the Board of Directors. The Board of Directors shall have the sole right to determine the proper purpose or purposes of such meeting. Business transacted at a special meeting of shareowners shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting. Any previously scheduled special meeting of the shareowners may be postponed by resolution of the Board of Directors upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of shareowners.

6.     Place of Meetings

     All meetings of shareowners shall be held at the General Offices of the Company in the County of St. Louis, State of Missouri, unless otherwise determined by resolution of the Board of Directors; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”).

7.     Notice of Meetings

     (a)     Except as otherwise required by the law of Delaware, notice of each meeting of the shareowners, whether annual or special, shall be given, by or at the direction of the Secretary or Chief Executive Officer, except that (i) it shall not be necessary to give notice to any shareowner who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (ii) no notice of an adjourned meeting need be given except when required under these Bylaws or by law. Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof. Each notice of a meeting shall be given, personally or by mail or, as provided below, by means of electronic transmission, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting, or if held by remote communications, the means of remote communications by which shareowners and proxyholders may be deemed to be present in person and vote at such meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any shareowner at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her; and the requirement of notice may also be waived in accordance with Section 63 of these Bylaws. Any previously scheduled meeting of shareowners may be postponed, and (unless the

Certificate of Incorporation otherwise provides) any special meeting of shareowners may be canceled, by resolution of the Board upon public announcement (as defined in Section 4 of these Bylaws) given on or prior to the date previously scheduled for such meeting of shareowners.

     (b)     Without limiting the manner by which notice otherwise may be given effectively to shareowners, any notice to a shareowner given by the Company may be given by a form of electronic transmission consented to by the shareowner to whom the notice is given. Any such consent shall be revocable by the shareowner by written notice to the Company. Any such consent shall be deemed revoked (i) if the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     (c)     Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a shareowner at his or her address on the Company’s records. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareowner has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareowner has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the shareowner of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the shareowner.

     (d)     An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.     Nominations of Directors

     (a)     Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareowners (i) by or at the direction of the Board of Directors or (ii) by any shareowner of the Company who is a shareowner of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw; clause (ii) shall be the exclusive means for a shareowner to make nominations of persons for election to the Board of Directors at an annual meeting of shareowners.

     To be eligible to be a nominee for election or reelection as a director of the Company, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareowner), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Bylaw) to the Secretary at the General Offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) will abide by the requirements of Section 11(b)(ii) of the Bylaws; (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Company, with such prospective nominee’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (D) would be in compliance if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this Section 8(a), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

     (b)     Any ~~N~~nominations by shareowners shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the General Offices of the Company (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareowner must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which the Board of Directors gives notice that Directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall ~~the public announcement of an~~ any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareowner’s notice as described above. In the case of a special meeting of shareowners at which the Board of Directors gives notice that Directors are to be elected, shareowners may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Company’s notice of meeting as being up for election at such meeting. Such shareowner’s notice shall set forth (i) as to each person whom the shareowner proposes to nominate for election or reelection as a Director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareowner and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareowner making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the shareowner giving the notice and the beneficial owner on whose behalf the nomination is made, (A) the name and address, as they appear on the Company’s books, of such shareowner and of such beneficial owner, (B) the class or series and number of shares of the Company’s stock which are, directly or indirectly, owned~~,~~ beneficially and of record, by such shareowner and such beneficial owner, (C) any Derivative Instrument directly or indirectly owned beneficially by such shareowner or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareowner or beneficial owner has a right to vote any shares of any security of the Company, (E) any short interest of such shareowner or beneficial owner in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or other wise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Company owned beneficially by such shareowner or beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareowner or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareowner or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareowner’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareowner and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such shareowner and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) ~~as to any beneficial owner on whose behalf the nomination is~~

~~made, the name and address of such person and the class and number of shares of the Company’s stock which are beneficially owned by such person; (iv)~~ a representation that the shareowner is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination~~,~~; and (iv) a representation as to whether the shareowner or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareowners in support of such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareowner’s notice of nomination which pertains to the nominee. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable shareowner’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything in this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public statement naming all the nominees for the additional Directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareowner’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for such additional Directorships, if it shall be delivered to the Secretary at the principal offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     (c)     No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, ~~T~~the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 8(a)(ii) of this Bylaw. ~~The foregoing notice requirements of this Section 8 shall be deemed satisfied by a shareowner if the shareowner has notified the Company of his or her intention to present a nomination at a meeting of shareowners in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareowner’s nomination has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.~~ Nothing in this Section 8 shall be deemed to affect ~~(i)~~ any rights ~~of shareowners to request inclusion of nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii)~~ of the holders of any series of preferred stock of the Company to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

9.     List of Shareowners

     (a)     Not less than ten (10) days prior to the date of any meeting of shareowners, the Secretary of the Company shall prepare a complete list of shareowners entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareowner and the number of shares registered in the name of such shareowner; provided, that the Company shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of not less than ten (10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any shareowner for any purpose germane to the meeting. During this period, the list shall be kept either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the Company. If the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to shareowners of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareowner during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     (b)     The stock ledger of the Company shall be the only evidence as to the identity of the shareowners entitled (i) to vote in person or by proxy at any meeting of shareowners, or (ii) to exercise the rights in accordance with Delaware law to examine the stock ledger, the list required by this Bylaw or the books and records of the Company, or for any other purpose permitted under Delaware law.

10.     Quorum; Adjournment

     The holders of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at all meetings of the shareowners, except as otherwise provided by the law of Delaware, by the Certificate of Incorporation or by these Bylaws. The shareowners present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient shareowners to render the remaining shareowners less than a quorum. Whether or not a quorum is present, either the chairman of the meeting or the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time to another time or place or means of remote communications, without notice other than announcement at the meeting of the time and place, if any, and the means of remote communications, if any, by which shareowners and proxy holders may be deemed to be present in person and vote at such adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareowner of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

11.     Voting and Required Vote

     (a)     Subject to the provisions of the Certificate of Incorporation, each shareowner shall, at every meeting of shareowners, be entitled to one vote for each share of capital stock held by such shareowner. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, applicable law, and the rules and regulations of any stock exchange applicable to the Company or pursuant to any other regulation applicable to the Company, Directors shall be elected in the manner described in paragraph (b) below; and all other questions brought before any meeting of shareowners shall be determined by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting. In all matters, votes cast in accordance with any method adopted by the Company shall be valid so long as such method is permitted under Delaware law.

     (b)(i)     Each director to be elected by shareowners after the effective date of this Bylaw shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast shall exclude “abstentions” and any “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes present in person or represented by proxy at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary within 30 days following the close of the applicable notice of nomination period set forth in Section 8, based on whether one or more notices of nomination were timely filed in accordance with said Section 8 (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Company mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election.

     (ii)     In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person shall submit an irrevocable resignation, contingent on (A) that person’s not receiving a majority of the votes cast in an election that is not a contested election, and (B) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures set forth herein or adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Nominating and Corporate Governance Committee of the Board of Directors, or any committee serving the functions of the committee that is known as the Nominating and Corporate Governance Committee as of the effective date of this Bylaw (the “Nominating and Corporate Governance Committee”) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director whose resignation is being considered shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, notwithstanding anything to the contrary in Section 16 of these Bylaws, such director shall continue to serve as a member of the class of directors to which such director was nominated for election until the next succeeding annual meeting of shareowners and until his or her successor is duly elected, or his or her earlier resignation or removal. At such next succeeding annual meeting, in addition to the nominees for election for the class of directors scheduled to be elected at such meeting, one or more persons may be nominated for election to any directorship held by a director who continues in office but whose term shall have expired prior to such meeting, and any person elected to any such directorship shall be elected to the Board of Directors as a member of the class of directors to which the director previously holding such directorship was a member. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 17 or may decrease the size of the Board of Directors pursuant to the provisions of Section 16(a).

     (c)     Any shareowner entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote the remaining shares against the proposal; but if the shareowner fails to specify the number of shares which the shareowner is voting affirmatively or otherwise indicate how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the shareowner’s approving vote is with respect to all shares which the shareowner is entitled to vote.

     (d)     Voting need not be by ballot unless requested by a shareowner at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; provided, that if authorized by the Board, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareowner or proxyholder.

12.     Proxies

     (a)     Each shareowner entitled to vote at a meeting of shareowners may authorize another person or persons to act for such shareowner by proxy, in any manner permitted by law, including, without limitation, in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the shareowner. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A shareowner may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Company.

     (b)     A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Secretary of the Company.

13.     Inspectors of Election; Polls

     Before each meeting of shareowners, the Chairman of the Board, the President or another officer of the Company designated by resolution of the Board of Directors shall appoint one or more inspectors of election for the meeting and may appoint one or more inspectors to replace any inspector unable to act. If any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, substitutes shall be appointed by the chairman of the meeting. Each inspector, who may be an employee of the Company, shall have such duties as are provided by law, and shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the shareowners will vote at the meeting.

14.     Organization

     (a)     The Chairman of the Board of Directors, or in the Chairman’s absence, (i) the President, if a member of the Board of Directors, (ii) one of the Vice Chairmen of the Board who is a member of the Board of Directors, if any, in such order as may be designated by the Chairman of the Board, in that order, or (iii) in the absence of each of them, a chairman chosen by a majority of the Directors present, shall act as chairman of the meetings of the shareowners.

     (b)     The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareowners as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareowners of record of the Company and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered.

     (c)     Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a shareowner (or qualified representative) does not appear at the meeting of shareowners of the Company to present a nomination or business pursuant to Section 4 or Section 8 of these Bylaws, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the shareowner, a person must be authorized by a writing executed by such shareowner or an electronic transmission delivered by such shareowner to act for such shareowner as proxy at the meeting of shareowners, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareowners.

15.     No Shareowner Action by Written Consent

     Any action required or permitted to be taken by the shareowners of the Company must be effected at a duly called annual or special meeting of shareowners of the Company and may not be effected by any consent in writing in lieu of a meeting of such shareowners.

Board of Directors

16.     General Powers, Number, Term of Office

     (a)     The business of the Company shall be managed under the direction of its Board of Directors. Subject to the rights of the holders of any series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”) to elect additional Directors under specified circumstances, the number of Directors of the Company which shall constitute the whole Board shall be not less than five nor more than 20. The exact number of Directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the whole Board.

     (b)     At the first annual meeting of shareowners after August 13, 2002 (the “First Meeting”), the Directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in the

Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the first annual meeting of shareowners following the First Meeting, Class II shall be initially elected for a term expiring at the second annual meeting of shareowners following the First Meeting, and Class III shall be initially elected for a term expiring at the third annual meeting of shareowners following the First Meeting. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareowners of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareowners held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of Directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, the number of Directors in each class shall be apportioned as nearly equal as possible.

     (c)     Directors need not be shareowners of the Company or residents of the State of Delaware.

17.     Vacancies

     Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board at such time is classified, until the next election of the class for which such Directors shall have been chosen. No decrease in the number of Directors shall shorten the term of any incumbent Director.

18.     Regular Meetings

     The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each Director, as provided in Section 19 below, who was not present at the meeting at which such action was taken.

19.     Special Meetings

     Special meetings of the Board of Directors, or of the Directors who have been determined by the Board to be “independent Directors” (any such Director, an “Independent Director”) shall be held whenever called by the Chairman of the Board of Directors, the Presiding Director or the President, or in the absence of each of them, by any Vice Chairman of the Board, or by the Secretary at the written request of a majority of the Directors.

20.     Notices

     Notice of any special meeting of the Board of Directors shall be addressed to each Director at such Director’s residence or business address and shall be sent to such Director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such Director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than 12 hours before the time at which the meeting is to be held. If such notice is telephoned or delivered personally, it shall be received not later than 12 hours before the time at which the meeting is to be held. Such notice shall state the time, place and purpose or purposes of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The requirement of notice may be waived in accordance with Section 63 of these Bylaws.

21.     Quorum

     One-third of the total number of Directors constituting the whole Board, but not less than two, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such required number of Directors for a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise specifically provided by the law of Delaware, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

22.     Organization

     At each meeting of the Board of Directors, other than meetings of the non-management Directors in executive session, the Chairman of the Board or, in the Chairman’s absence, (i) the Presiding Director, (ii) the President, if a member of the Board of Directors, (iii) one of the Vice Chairmen of the Board who is a member of the Board of Directors, if any, in such order as may be designated by the Chairman of the Board, in that order, or (iv) in the absence of each of them, a chairman chosen by a majority of the Directors present, shall act as chairman of the meeting, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Company appointed by the chairman of the meeting, shall act as secretary of the meeting. The Presiding Director shall preside at meetings of the non-management Directors or, in the Presiding Director’s absence, the non-management Directors shall choose a non-management Director to preside at such meetings in executive session.

23.     Resignations

     Any Director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein or upon the happening of an event or events specified therein, or if the time is not specified and the resignation is not made contingent upon the happening of an event or events, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

24.     Removal

     Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional Directors under specified circumstances, any Director or the entire Board may be removed from office only for cause and only by the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding stock of the Company entitled to vote, voting together as a single class.

25.     Action Without a Meeting; Telephonic Meetings

     (a)     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     (b)     Members of the Board of Directors may participate in any meeting of the Board or of any committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

26.     Location of Books

     Except as otherwise provided by resolution of the Board of Directors and subject to the law of Delaware, the books of the Company may be kept at the General Offices of the Company and at such other places as may be necessary or convenient for the business of the Company.

27.     Dividends

     Subject to the provisions of the Certificate of Incorporation and the law of Delaware, dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

28.     Compensation of Directors

     Directors shall receive such compensation and benefits as may be determined by resolution of the Board for their services as members of the Board and committees. Directors shall also be reimbursed for their expenses of attending Board and committee meetings. Nothing contained herein shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

29.     Additional Powers

     In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareowners.

Committees of Directors

30.     Designation, Power, Alternate Members

     The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more additional committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in said resolution or resolutions and subject to any limitations provided by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board; provided, however, that any committee member who ceases to be a member of the Board shall automatically cease to be a committee member.

31.     Quorum, Manner of Acting

     At any meeting of a committee, the presence of one-third, but not less than two, of its members then in office (or, in the case of a committee consisting of one director, its sole member) shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee; provided, however, that in the event that any member or members of the committee is or are in any way interested in or connected with any other party to a contract or transaction being approved at such meeting, or are themselves parties to such contract or transaction, the act of a majority of the members present who are not so interested or connected, or are not such parties, shall be the act of the committee. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these Bylaws or by resolution of the Board of Directors, make rules for the conduct of its business.

32.     Minutes

     The committees shall keep minutes of their proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees.

Presiding Director

33.     Presiding Director

     The Board of Directors shall include a Presiding Director. The Presiding Director shall preside at all meetings of the Board at which the Chairman is not present, shall preside over the executive sessions of the Independent Directors, shall serve as a liaison between the Chairman of the Board and the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to the Presiding Director by these Bylaws and the Board of Directors. The Presiding Director shall be an Independent Director and shall be elected by a majority of the Independent Directors.

Officers

34.     Designation

     The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also elect additional officers, including without limitation one or more Vice Chairmen of the Board, one or more Vice Chairmen of the Company, one or more Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents, Deputy and Assistant Secretaries, Deputy and Assistant Treasurers, Deputy and Assistant Controllers and such other officers as it shall deem necessary. Any number of offices may be held by the same person. The Chairman of the Board of Directors shall be chosen from among the Directors.

35.     Election and Term

     At least annually, the Board of Directors of the Company shall elect the officers of the Company and at any time thereafter the Board may elect additional officers of the Company and each such officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation, termination of employment or removal.

36.     Removal

     Any officer shall be subject to removal or suspension at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

37.     Resignations

Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

38.     Vacancies

     A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

39.     Chairman of the Board

     The Chairman of the Board shall preside at all meetings of the shareowners and of the Board of Directors, except as may be otherwise required under the law of Delaware. The Chairman of the Board shall also preside at all meetings of the Board of Directors except, if the Chairman is an employee of the Company, at meetings of the non-management Directors in executive session. The Chairman, alone or with the President, one or more of the Vice Chairmen of the Board, and/or the Secretary shall sign and send out reports and other messages which are to be sent to shareowners from time to time. The Chairman shall also perform such other duties as may be assigned to the Chairman by these Bylaws or the Board of Directors.

40.     Chief Executive Officer

     The Chief Executive Officer shall have the general and active management and supervision of the business of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties as may be assigned to the Chief Executive Officer by these Bylaws or the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence.

41.     President

     The President, if a member of the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareowners and of the Board of Directors, except at meetings of the non-management Directors in executive session. The President shall perform such other duties as may be assigned to the President by these Bylaws, the Board of Directors or the Chief Executive Officer.

42.     Vice Chairmen of the Board; Vice Chairmen

     The Vice Chairmen of the Board shall, in the absence of the Chairman of the Board and the President, and in such order as may be designated by the Chairman of the Board, preside at all meetings of the shareowners. The Vice Chairmen of the Board shall, in the absence of the Chairman of the Board, the Presiding Director, and the President, and in such order as may be designated by the Chairman of the Board, preside at all meetings of the Board of Directors, except at meetings of the non-management Directors in executive session. Notwithstanding the foregoing, no Vice Chairman of the Board who is not a member of the Board of Directors may preside at any meeting of shareowners or Directors. The Vice Chairmen of the Board and the Vice Chairmen shall perform such other duties as may be assigned to them by these Bylaws, the Board of Directors or the Chief Executive Officer.

43.     Chief Financial Officer

     The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chairman of the Board and the President in the general supervision of the Company’s financial policies and affairs.

44.     Executive, Senior, Group and other Vice Presidents

     Each Executive Vice President, Senior Vice President, Group Vice President and each other Vice President shall perform the duties and functions and exercise the powers assigned to such officer by the Board of Directors or the Chief Executive Officer.

45.     Secretary

     The Secretary shall attend all meetings of the Board of Directors and of the shareowners and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareowners and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Company. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to the Secretary by these Bylaws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

46.     Assistant Secretaries

     The Assistant Secretaries shall, when the Secretary is absent or unavailable, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to such Assistant Secretary by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary.

47.     Treasurer

     The Treasurer shall have the custody of the funds and securities of the Company and shall deposit them in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; disburse funds of the Company when properly authorized by vouchers prepared and approved by the Controller; and invest funds of the Company when authorized by the Board of Directors or a committee thereof. The Treasurer shall render to the Board of Directors, the Chief Executive Officer, or the Chief Financial

Officer, whenever requested, an account of all transactions as Treasurer and shall also perform all duties incident to the office of Treasurer and such other duties as may be assigned to the Treasurer by these Bylaws, the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

48.     Assistant Treasurers

     The Assistant Treasurers shall, when the Treasurer is absent or unavailable, perform the duties and functions and exercise the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be assigned to the Assistant Treasurer by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

49.     Controller

     The Controller shall serve as the principal accounting officer of the Company and shall keep full and accurate account of receipts and disbursements in books of the Company and render to the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Company. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to the Controller by these Bylaws, the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

50.     Assistant Controllers

     The Assistant Controllers shall, when the Controller is absent or unavailable, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to such officer by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Controller.

51.     Other Officers

     The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Company Checks, Drafts and Proxies

52.     Checks, Drafts

     All checks, drafts or other orders for the payment of money by the Company shall be signed by such person or persons as from time to time may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such signers; and the Board of Directors or such officer or officers may determine that the signature of any such authorized signer may be facsimile.

53.     Representation of Interests in Other Companies or Entities

     Except as otherwise provided by resolution of the Board of Directors, any officer of the Company shall each have full power and authority, on behalf of the Company, to vote, represent and exercise any and all rights of the Company incident to its ownership of shares or other interests in any other company or entity of any type, foreign or domestic (including without limitation corporations, limited liability companies and partnerships), including without limitation the authority to vote at any meeting of shareholders, members or partners of such other company or entity, to execute and deliver proxies, and to consent in writing to action without a meeting. Absent other authority, this Bylaw in and of itself is not intended to authorize officers of the Company to authorize the sale or other disposition of any of the Company’s shares or other interests in any other company or entity.

Capital Stock

54.     Stock Certificates and Transfers

     The interest of each shareowner of the Company shall be evidenced by certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe. The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer and payment of any applicable transfer taxes as the Company or its agents may reasonably require or by appropriate book-entry procedures.

     Certificates of stock shall be signed by, or in the name of the Company by, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President, any Senior Vice President, any Group Vice President or any other Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Company, certifying the number of shares owned by such holder in the Company. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

55.     Record Ownership

     The Company shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Company shall have notice thereof, except as otherwise provided by the law of Delaware.

56.     Record Dates

     In order that the Company may determine the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

57.     Lost, Stolen or Destroyed Certificates

     The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

58.     Terms of Preferred Stock

     The provisions of these Bylaws, including those pertaining to voting rights, election of Directors and calling of special meetings of shareowners, are subject to the terms, preferences, rights and privileges of any then outstanding class or series of Preferred Stock as set forth in the Certificate of Incorporation and in any resolutions of the Board of Directors providing for the issuance of such class or series of Preferred Stock; provided, however, that the provisions of any such Preferred Stock shall not affect or limit the authority of the Board of Directors to fix, from time to time, the number of Directors which shall constitute the whole Board as provided in Section 16 above, subject to the right of the holders of any class or series of Preferred Stock to elect additional Directors as and to the extent specifically provided by the provisions of such Preferred Stock.

Indemnification

59.     Indemnification

     (a)     The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized by the Board of Directors of the Company.

     (b)     Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.

     (c)     If a claim for indemnification or payment of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d)     Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be made by independent legal counsel selected by such person with the consent of the Company (which consent shall not unreasonably be withheld).

     (e)     The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.

     (f)     The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.

     (g)     Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Miscellaneous

60.     Corporate Seal

     The seal of the Company shall be circular in form, containing the words “Monsanto Company” and the word “Delaware” on the circumference surrounding the word “Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

61.     Fiscal Year

     The fiscal year of the Company shall end on the last day of August in each year.

62.     Auditors

     The Audit and Finance Committee of the Board of Directors, or any successor audit committee, shall select certified public accountants to audit the books of account and other appropriate corporate records of the Company annually and at such other times as the Board shall determine by resolution.

63.     Waiver of Notice

     Whenever notice is required to be given pursuant to the law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of shareowners or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the shareowner or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareowners or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or by these Bylaws.

64.     Construction; Definitions

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes a natural person, a corporation or any other entity of any type, and the masculine gender includes the feminine gender and vice versa.

65.     Provisions Additional to Provisions of Law

     All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

66.     Provisions Contrary to Provisions of Law

     Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 64 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Amendment to Bylaws

67.     Amendments

     Notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock of the Company required by law, the Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of the holders of at least 70 percent of the voting power of all of the then-outstanding shares of the Company’s voting stock, voting together as a single class, shall be required for the shareowners to amend or repeal the Bylaws or to adopt new Bylaws. The Bylaws may also be amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors.